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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                     ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                         74-2849862
----------------------------------------                   ----------------
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification No.)
c/o PROFUTURES, INC.
11612 Bee Cave Road, Suite 100
Austin, Texas                                                     78733
---------------------------------------                         ---------
(Address of principal executive office)                         (Zip Code)

If this form relates to the registration of a class of           If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and     securities pursuant to Section 12(g) of the Exchange Act and
is effective pursuant to General Instruction A.(c), please       is effective pursuant to General Instruction A.(d), please
check the following box.  [ ]                                    check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-63129
                                                                             -------------
                                                                            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered

          None                                            None
    -----------------                              ------------------

    -----------------                              ------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                          Limited Partnership Units in
                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                     ---------------------------------------
                                (Title of class)



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            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be
            Registered.

            The information required by this item is incorporated by reference to Cover Page, Fund Operations, Net Asset Value, Analysis of Fees and Expenses Paid by the Fund, and the Second Amended and Restated Limited Partnership Agreement contained in the registrant's Amendment No. 1 to the Registration Statement on Form S-1 (Registration No.333-63129) (the "Registration Statement").

Item 2.     Exhibits.

            The information required by this item is incorporated by reference in Exhibits A and B of the registrant's Registration Statement on Form S-1.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROFUTURES LONG/SHORT GROWTH FUND, L.P.

Dated: March 18, 1999

By:    PROFUTURES, INC.
       General Partner


By: /s/ GARY HALBERT
   --------------------------------
        Name:  Gary Halbert
        Title: President